UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2009

Carpenter Technology Corporation
(Exact name of registrant as specified in charter)

Delaware	1-5828	23-0458500
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

P.O. Box 14662, Reading, Pennsylvania, 19612
(Address of principal executive offices)

(610) 208-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2009, in connection with T. Kathleen Hanley’s departure the previous week as Senior Vice-President Organizational Effectiveness, Strategy and Corporate Staffs of Carpenter Technology Corporation (the “Company”), the Company and Ms. Hanley entered into an agreement concerning certain severance payments and benefits (the “Agreement”).

Pursuant to the Agreement, Ms. Hanley is entitled to a continuation of base salary and medical benefits for 12 months, acceleration of vesting of a prior equity grant, and payment for participation in an outplacement assistance program.  In exchange, Ms. Hanley agreed to a general release of claims against the Company and agreed to customary confidentiality, cooperation and non-disparagement provisions.  She also acknowledged that certain pre-existing non-competition and non-solicitation covenants will survive the cessation of her employment for 18 months.

The foregoing description of the Agreement is qualified in its entirety by reference to the copy of the Agreement attached hereto as Exhibit 10.1, the content of which is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit

10.1	Letter Agreement, dated as of November 6, 2009, by and between Carpenter Technology Corporation and T. Kathleen Hanley

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 11, 2009

CARPENTER TECHNOLOGY CORPORATION

By:	/s/ K. Douglas Ralph
	Name:	K. Douglas Ralph
	Title:	Senior Vice President-Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated as of November 6, 2009, by and between Carpenter Technology Corporation and T. Kathleen Hanley